Exhibit 10.9
TALEN ENERGY CORPORATION
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2023 EQUITY INCENTIVE PLAN
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ARTICLE I
PURPOSE
The purpose of this Talen Energy Corporation 2023 Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company Entities to offer Eligible Individuals cash- and stock-based incentives to attract, retain, motivate, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
“Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Award” means any award under the Plan of any Stock Option, Restricted Stock, Restricted Stock Units, Performance Award, Other Stock-Based Award, or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written Award Agreement approved by the Committee and executed by the Company and the Participant.
“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
“Board” means the Board of Directors of the Company.
“Business Combination” means (a) a merger or consolidation involving the Company or its stock, or (b) an acquisition by the Company, directly or through one or more Subsidiaries, of another entity or its stock or assets; provided, however, no merger, consolidation or acquisition with or by an Affiliate of the Company shall qualify as a Business Combination.
“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of

Consultancy, the following: (a) if there is no employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or if there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty or moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to any Company Entity; (ii) substantial and repeated failure to perform the Participant’s duties or to follow any lawful directive from any Company Entity; (iii) conduct that brings or is reasonably likely to bring any Company Entity negative publicity or into public disgrace, embarrassment, or disrepute; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct with respect to any Company Entity; (v) violation of any Company Entity’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; or (vi) breach of any agreement with any Company Entity, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Participant and any Company Entity; or (b) if there is an employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “cause” (or words of like import), “cause” as defined under such agreement. With respect to a Participant’s Termination of Directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
“Change in Control” has the meaning set forth in Section 10.2.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof. If no Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.
“Company” means Talen Energy Corporation, a Delaware corporation.
“Company Entities” means, collectively, the Company, its Subsidiaries and Affiliates.
“Consultant” means any natural person who is an advisor, consultant or other non-employee service provider to a Company Entity and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.
“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement: (a) if there is an employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “disability” (or words of like import), “disability” as defined under such agreement or (b) if there is no employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or if there is such an agreement but it does not define “disability” (or words of like import)), a condition entitling the Participant to receive benefits under a long-term disability plan of a Company Entity in which such Participant is eligible to participate, or, in the absence of such a plan, a permanent and total disability as defined in Section 22(e)(3) of the Code. In the absence of a plan, a Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
“Effective Date” means the effective date of the Plan as defined in Article XIV.
“Eligible Employees” means each employee of a Company Entity. An employee on a leave of absence may be an Eligible Employee.
“Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date: (a) if the Common Stock is traded, listed, or otherwise reported or quoted on a national securities exchange, the closing sales price reported for a Share on the principal national securities exchange in the United States on which the Common Stock is then traded, listed, or otherwise reported or quoted on the applicable date (or, if there is no such sale on that date, then on the last preceding date on which a sale was reported); or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules, or regulations. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of any public offering of Common Stock, the Fair Market Value shall mean the price of a Share as set forth in the Company’s final prospectus relating to such public offering filed with the Securities and Exchange Commission.

“Family Member” means “family member” as defined in Section A.1(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.
“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of a Company Entity under the Plan and that is intended to be, and is designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.
“Incumbent Director” means a director of the Company (a) who was a director of the Company on the Effective Date or (b) who becomes a director after such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination.
“Lead Underwriter” has the meaning set forth in Section 13.20.
“Lock-Up Period” has the meaning set forth in Section 13.20.
“Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; provided, however, no sale or disposition with or to an Affiliate of the Company shall qualify as a Major Asset Disposition.
“Non-Employee Director” means a member of the Board who is not an employee of any Company Entity.
“Nonqualified Stock Option” means any Stock Option awarded under the Plan that is not intended to qualify as an Incentive Stock Option.
“Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable and/or denominated in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
“Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on or denominated in, Shares at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
“Parent Corporation” means, in connection with a Business Combination, the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity that as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more Subsidiaries.
“Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan and to whom an Award has been granted pursuant to the Plan.
“Performance Award” means an Award granted to a Participant pursuant to Article VIII of the Plan contingent upon achieving certain performance goals.

“Performance Period” means the designated period during which the performance goals must be satisfied with respect to the Award to which the performance goals relate.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof, or any other entity or organization.
“Plan” means this Talen Energy Corporation 2023 Equity Incentive Plan, as amended from time to time.
“Proceeding” has the meaning set forth in Section 13.10.
“Qualifying Director” means a person who is (a) a member of the Board, (b) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (c) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required to take the action at issue pursuant to such standards or rules.
“Reorganization” has the meaning set forth in Section 4.2(b)(ii).
“Restricted Stock” means an Award of Shares under the Plan that is subject to restrictions under Article VII of the Plan.
“Restricted Stock Units” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
“Restriction Period” has the meaning set forth in Section 7.3(a).
“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.
“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
“Share Reserve” has the meaning set forth in Section 4.1(a).
“Shares” means shares of Common Stock.

“Stock Appreciation Right” or “SAR” means an Other Stock-Based Award that is designated as a stock appreciation right, pursuant to the terms and conditions of the Award Agreement under which such Award is granted.
“Stock Option” or “Option” means any option to purchase Shares granted to Eligible Individuals granted pursuant to Article VI of the Plan.
“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
“Substitute Awards” has the meaning set forth in Section 4.1(b).
“Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of any Company Entity.
“Termination” means a Termination of Consultancy, Termination of Directorship, or Termination of Employment, as applicable.
“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to a Company Entity; or (b) when an entity (other than the Company) that is retaining a Participant as a Consultant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, a Consultant to another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant related to any Awards held by such Participant are reduced, may otherwise define Termination of Consultancy thereafter; provided that any such change to the definition of the term Termination of Consultancy does not subject the applicable Award to Section 409A of the Code.
“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company.
“Termination of Employment” means (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from all Company Entities; or (b) when an entity (other than the Company) that is employing a Participant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, employed by another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant related to any Awards held by such Participant are reduced, may otherwise define Termination of Employment thereafter; provided that any such change to the definition of the term Termination of Employment does not subject the applicable Award to Section 409A of the Code.
“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). The terms “Transferred” and “Transferable” have correlative meanings.
“Voting Stock” means, with respect to the Company or any other entity, outstanding voting securities of such entitled to vote generally in the election of members of the board of directors or other governing body of such entity; and any specified percentage or portion of the outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities.
ARTICLE III
ADMINISTRATION
3.1    Committee. The Plan shall be administered and interpreted by the Committee. To the extent required to comply with the provisions of Rule 16b-3 (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be a Qualifying Director. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid for all other purposes under the Plan despite such failure to qualify.
3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan and applicable law, to Eligible Individuals: (i) Stock Options; (ii) Restricted Stock; (iii) Restricted Stock Units; (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, subject to the provisions of the Plan and applicable law , the Committee shall have the authority to:
(a)    select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(b)    determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(c)    determine the number of Shares to be covered by each Award granted hereunder;
(d)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(e)    provide for the accelerated vesting or lapse of restrictions of any Award at any time;

(f)    determine the amount of cash (if any) to be covered by each Award granted hereunder;
(g)    determine whether and under what circumstances a Stock Option may be settled in cash, Shares, and/or Restricted Stock under Section 6.4(d);
(h)    determine whether a Stock Option is an Incentive Stock Option or Nonqualified Stock Option;
(i)    impose a “blackout” period during which Options and/or SARs may not be exercised;
(j)    determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;
(k)    modify, waive, amend, or adjust the terms and conditions of any Award, at any time or from time to time, which will include the ability to modify, extend, or renew an Award, subject to Article XI and Section 6.4(l); provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant;
(l)    determine whether, to what extent and under what circumstances cash, shares, or other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant; and
(m)    determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award.
(n)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Entities, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of, or that is allocated to, the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 3.2, it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3 related to persons who are subject to Section 16 of the Exchange Act will be taken only by the Board or by a committee or subcommittee of two or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.

3.3    Guidelines. Subject to Article XI, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements or sub-plans relating thereto), and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. In taking actions under this Section 3.3, the Committee shall act in good faith. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and the Plan shall be limited, construed, and interpreted in a manner so as to comply therewith.
3.4    Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on all Persons, including all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.
3.5    Designation of Consultants/Liability.
(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to execute agreements or other documents on behalf of the Committee.
(b)    The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members, and any person designated or granted authority pursuant to Section 3.5(a) shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
3.6    Indemnification. To the maximum extent permitted by applicable law and to the extent not covered by insurance directly insuring such person, each current and former officer or employee of any Company Entity and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former employee, officer or member may have under applicable law, under the by-laws of any Company Entity or otherwise. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan.
ARTICLE IV
SHARE LIMITATION
4.1    Shares.
(a)    The aggregate number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 7,083,461 shares (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. If any Award granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any Shares subject to an Award under the Plan to a Participant are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of Awards under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Shares withheld by the Company in satisfaction of the applicable exercise price or withholding taxes upon the issuance, vesting, or settlement of Awards, in each case, shall again be available for future issuance under the Plan. In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that (a) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non-Employee Directors and (b) for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,500,000; provided, further, that the limit set forth in this Section 4.1 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director in respect of any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.

(b)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of shares available for Incentive Stock Options awarded under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares available for issuance under the Plan.
4.2    Changes.
(a)    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.
(b)    Subject to the provisions of Section 10.1:
(i)    If the Company at any time subdivides (by any split, recapitalization, or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise, the number of Shares covered by outstanding Awards, the aggregate number or kind of securities that thereafter may be issued under the Plan, and the other limits contained in Section 4.1, in each case, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
(ii)    Excepting transactions covered by Section4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan and the other limits contained in Section 4.1, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), and/or (C) the purchase price of any Award, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
(iii)    If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company that affects the Common Stock, then the Committee shall adjust any Award and make such other equitable or proportional adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
(iv)    The Committee may adjust the performance goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.
(v)    Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding, and conclusive on all Persons including all employees and Participants and their respective heirs, executors, administrators, successors, and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulations § 1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.
(vi)    Fractional Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
ARTICLE V
ELIGIBILITY
5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. The Committee shall have full discretion to treat different Participants under the Plan differently in any circumstance.

5.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of a Company Entity are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.3    General Requirement. The grant of Awards to a prospective Eligible Individual is conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, respectively.
ARTICLE VI
STOCK OPTIONS
6.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Nonqualified Stock Option.
6.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, in each case, pursuant to an Award Agreement. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Nonqualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Nonqualified Stock Option. If required by the Award Agreement, an Eligible Individual selected to receive Stock Options shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.
6.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
6.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:
(a)    Exercise Price. The exercise price per Share subject to a Stock Option shall be determined by the Committee at the time of grant; provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a Share on the date of grant

(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.
(c)    Exercisability. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of Shares to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company). Such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price) as follows, as determined by the Committee in the Award Agreement or otherwise: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company Shares with an aggregate value equal to the purchase price; (iii) by having the Company withhold Shares issuable upon exercise of the Stock Option; or (iv) on such other terms and conditions as may be acceptable to the Committee (including with the consent of the Committee, by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for and the Participant has paid to the Company an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld or otherwise made arrangements for the satisfaction of such taxes in a manner permitted under the terms of the Plan or any Award Agreement.
(e)    Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Nonqualified Stock Option that is otherwise not Transferable pursuant to this Section 6.4(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Nonqualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member. Any Shares acquired upon the exercise of a Nonqualified Stock Option by a permissible transferee of a Nonqualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Nonqualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.
(f)    Termination by Death or Disability. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all vested and unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
(g)    Involuntary Termination without Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by a Company Entity without Cause (other than due to death or Disability), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(h)    Voluntary Resignation. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is voluntary, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(i)    Termination for Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by a Company Entity for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(j)    Unvested Stock Options. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable

Award Agreement and the Plan, Stock Options that are not vested or exercisable as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(k)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of any Company Entity exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. In addition, if an Eligible Employee does not remain employed by a Company Entity at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company to the extent permissible under Section 422 of the Code and any applicable exchange rules.
(l)    Form, Modification, Extension, and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, including those set forth in the following sentence, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent; and provided, further, that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant) and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options or other Awards in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, to the extent required by applicable exchange rules and except in connection with a corporate transaction involving the Company in accordance with Section 4.2 (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), an outstanding Stock Option may not be modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option, unless such action is approved by the stockholders of the Company.
(m)    Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the Shares subject to the Stock Option prior to the full vesting of the Stock Option, and such shares shall be subject to the provisions of Article VII and be treated as Restricted Stock, which will remain subject to the original vesting schedule applicable to the predecessor Stock Option. Unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n)    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Nonqualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Nonqualified Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonqualified Stock Option exceeds the exercise price of such Nonqualified Stock Option on the date of expiration of such Option, subject to Section 13.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. The recipient of a Stock Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Shares covered by the Stock Option. The Company will evidence each Participant’s ownership of Shares issued upon exercise of a Stock Option pursuant to a designated system, such as book entries by the transfer agent; if a stock certificate for such Shares is issued, it will be substantially in the form set forth in Section 7.2(a)(iii).
ARTICLE VII
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1    Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units shall be made, the number of shares of Restricted Stock or Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified performance targets (including, one or more performance goals) or such other factor(s) as the Committee may determine, in its sole discretion.
7.2    Awards and Certificates. If required by the Award Agreement, Eligible Individuals selected to receive Restricted Stock and/or Restricted Stock Units shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a)    Restricted Stock:
(i)    Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(ii)    Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.
(iii)    Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Talen Energy Corporation (the “Company”) 2023 Equity Incentive Plan (as it may be amended, the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(iv)    Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Restricted Stock in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.
(v)    Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.2(a) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares of the Company, including the right to receive dividends (the payment of which may be deferred (without interest) until, and conditioned upon, the expiration of the applicable Restriction Period, as determined in the Committee’s sole discretion), the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.
(vi)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

(b)    Restricted Stock Units:
(i)    Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.
(ii)    Right as a Stockholder. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until Shares are delivered in settlement of the Restricted Stock Units.
(c)    Dividend Equivalents. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares, and may be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
7.3    Restrictions and Conditions. The shares of Restricted Stock and Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:
(a)    Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock and/or Restricted Stock Units. Within these limits, based on service, attainment of one or more performance goals, and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock or Restricted Stock Unit and/or waive the deferral limitations for all or any part of any Award.
(b)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will vest or be forfeited in accordance with the Award Agreement.
ARTICLE VIII
PERFORMANCE AWARDS
8.1    Performance Awards. The Committee may designate an Award (including any Restricted Stock, Restricted Stock Unit and any Other Stock-Based Award) at grant as a Performance Award payable upon the attainment of specific performance goals. If the

Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant performance goal in accordance with Article VII. If the Performance Award is denominated in cash, it may be paid upon the attainment of the relevant performance goals either in cash, Shares, and/or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. If required by the Award Agreement, an Eligible Individual selected to receive Performance Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.
8.2    Terms and Conditions. Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:
(a)    Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals are achieved and the percentage of each Performance Award that has been earned and certify such results in writing.
(b)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.
(c)    Dividends. To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of Shares covered by the Performance Award; provided that the Committee may, in its sole discretion, provide for either of the following at the time of grant: (i) dividends or dividend equivalents will be paid as accrued but will be subject to the same vesting terms and conditions as the underlying Performance Award; or (ii) payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, settlement of the underlying Performance Award.
(d)    Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including in Shares, Restricted Stock, Restricted Stock Unit and/or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount more or less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral conditions as it deems appropriate.
(e)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the Award Agreement.

ARTICLE IX
OTHER STOCK-BASED AND CASH-BASED AWARDS
9.1    Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including, but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, SARs, and Awards valued by reference to book value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. If required by the Award Agreement, an Eligible Individual selected to receive Other Stock-Based Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.
9.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:
(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Shares subject to Awards made under this Article IX may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)    Dividends. To the extent determined by the Committee, Participants may be entitled to receive an amount equal to the dividends paid on the number of Shares covered by Awards made under this Article IX; provided that the Committee may, in its sole discretion, provide for either of the following at the time of grant: (i) dividends or dividend equivalents will be paid as accrued but will be subject to the same vesting terms and conditions as the underlying Award; or (ii) payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, settlement of the underlying Award.
(c)    Vesting. Any Award under this Article IX and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d)    Price. Shares issued on a bonus basis under this Article IX may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.
(e)    Other Terms. Any Award under this Article IX shall be subject any additional terms and conditions set forth in the applicable Award Agreement.

9.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
ARTICLE X
CHANGE IN CONTROL PROVISIONS
10.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement or otherwise, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards may be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion:
(a)    Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
(b)    The Committee may accelerate the exercisability of, lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of such event.
(c)    Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable shall be based upon the price per Share received or to be received by other stockholders of the Company in such event), including in the case of an outstanding Stock Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Stock Option or SAR over the aggregate exercise price of such Stock Option or SAR, respectively (it being understood that, in such event, any Stock Option or SAR having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be cancelled and terminated without any payment or consideration therefor).
(d)    The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
(e)    The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout, or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
10.2    Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following:
(a)    any Person, other than an ERISA-regulated pension plan established by the Company or any of its Affiliates, makes an acquisition of outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 50% or more of the then outstanding Voting Stock;
(b)    individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
(c)    consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of the Voting Stock of the Company outstanding immediately before such Business Combination beneficially own, directly or indirectly, at least 50% of the then outstanding shares of Voting Stock of the Parent Corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the shares of Voting Stock of the Company outstanding, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the shares of Voting Stock of the Company outstanding plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of Voting Stock of the Parent Corporation resulting from such Business Combination, and (iv) a majority of the members of the board of directors of the Parent Corporation resulting from such Business

Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or
(d)    consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Voting Stock of the Company outstanding immediately before such Major Asset Disposition beneficially own, directly or indirectly, at least 50% of the then outstanding shares of Voting Stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding shares of Voting Stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.
For the avoidance of doubt, neither a bankruptcy or liquidation (or similar transaction) of the Company nor an initial public offering of the Company’s equity shall constitute a Change in Control. Notwithstanding the foregoing provisions of this “Change in Control” definition, if an event that constitutes a Change in Control for purposes of this Plan does not also constitute a “change in control event” (within the meaning of Section 409A of the Code), any payments in respect of Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would be payable upon a Change in Control shall be made on the first date such payments may be made in compliance with Section 409A of the Code.
ARTICLE XI
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise, and the Committee may amend the Plan to the extent such amendment is (a) ministerial or administrative in nature and does not result in a material change to the cost of the Plan or (b) required by law; provided that, in all cases, (i) no such amendment, suspension, or termination by the Board or the Committee will occur without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) unless otherwise required by law or specifically provided herein, the rights of a Participant, with respect to all Awards granted prior to any amendment (whether by the Board or the Committee), suspension, or termination, may not be impaired in any way without the express written consent of such Participant. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent only to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV and except as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair in any way the rights of any holder without the holder’s express written consent.
ARTICLE XII
UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIII
GENERAL PROVISIONS
13.1    Legend. The Committee may require each person receiving Shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares (to the extent such shares are certificated) delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, or any national securities exchange system or over-the-counter market upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
13.3    No Right to Employment, Directorship, or Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant, or Non-Employee Director any right with respect to continuance of employment, consultancy, or directorship by the Company or any of its Affiliates, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.
13.4    Withholding of Taxes. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.
13.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
13.6    Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.
13.7    Listing and Other Conditions.
(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange, system sponsored by a national securities association, or recognized over-the-counter market, the issuance of Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange, system, or market. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.
(b)    If at any time any sale or delivery of Shares pursuant to an Option or other Award is or may in the circumstances be determined to be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules, or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, it is determined that such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)    Upon termination of any period of suspension under this Section 13.7, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval the Company deems necessary or appropriate.
13.8    Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Shares pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms as the Committee shall from time to time establish. Without limited the foregoing, the Committee may condition a Participant’s right to receive Shares pursuant to any Award on the execution of a joinder or similar documentation reflecting agreement to the terms of any stockholders’ agreement that may be in place from time to time.
13.9    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).
13.10    Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the Delaware Court of Chancery and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the Delaware Court of Chancery, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that tax claims in respect of any such Proceeding shall be heard and determined in such Delaware court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company, or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agrees that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
13.11    Construction. Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Unless otherwise expressly provided herein, the words “include,” “includes,” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates.
13.12    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
13.13    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to Awards hereunder.
13.14    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
13.15    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.
13.16    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
13.17    Section 409A of the Code. The Plan and Awards are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Furthermore, notwithstanding any contrary provision of the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) under this Plan that may be made in installment shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
13.18    Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.
13.19    Severability of Provisions. If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.
13.20    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, or otherwise transfer or dispose of, any interest in any Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Shares (except Shares included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Shares acquired pursuant to an Award until the end of such Lock-Up Period.
13.21    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.22    Company Recoupment of Awards. Notwithstanding anything herein to the contrary, a Participant’s rights with respect to any Award hereunder shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission.
13.23    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that any Company Entity can fulfill its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
13.24    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend sub-plans or amend outstanding Awards with respect to such Participants to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any Company Entity.
ARTICLE XIV
EFFECTIVE DATE OF PLAN
The Plan will be effective as of May 17, 2023, the date of the Company’s emergence from bankruptcy pursuant to the consummation of the Joint Chapter 11 Plan of Reorganization approved by the U.S. Bankruptcy Court.
ARTICLE XV
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date. For purposes of the Plan, approval by the U.S. Bankruptcy Court shall serve as stockholder approval, unless otherwise prohibited by law.